CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
InterAmerican Acquisition Group Inc.

We hereby consent to the use in the Prospectus constituting part of Amendment No. 14 to the Registration Statement on Form S-1 of our report dated June 28, 2007, except for Note 2, as to which the date is August 31, 2007, on the financial statements of InterAmerican Acquisition, Group Inc. as of December 31, 2005, December 31, 2006 and May 31, 2007 and for the period from May 10, 2005 (inception) to December 31, 2005, the year ended December 31, 2006, the period from January 1, 2007 to May 31, 2007 and the cumulative period from May 10, 2005 (inception) to May 31, 2007, which appears in such Prospectus. Our report includes an emphasis paragraph relating to an uncertainty as to InterAmerican Acquisition Group Inc’s ability to continue as a going concern. We also consent to the reference to our Firm under the caption ‘‘Experts’’ in such Prospectus.

/s/ Goldstein Golub Kessler LLP

GOLDSTEIN GOLUB KESSLER LLP

New York, New York

August 31, 2007